1 Fiscal 2017 First Quarter Results Jerry Sheridan President & CEO

2 AmeriGas Partners | Fiscal 2017 First Quarter Results About This Presentation This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, political, regulatory and economic conditions in the United States and in foreign countries, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. AmeriGas undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today. In addition, this presentation uses certain non-GAAP financial measures. Please see the appendix for reconciliations of these measures to the most comparable GAAP financial measure.

A me riGa s First Quarter Recap Jerry Sheridan President & CEO, AmeriGas

Q1 Earnings Recap


Adjusted EBITDA
($ millions)
$177.7
$185.1
FY16-Q1
FY17-Q1

- Weather ~14% warmer than normal, 7% colder than prior year
- Retail volumes increased 3.6% year over year
- Margins stable despite 39% increase in Mt. Belvieu price of propane
- Focus on cost controls; operating expenses down ~$4 million


AmeriGas
WR 33,000
SDOT 388004

Adjusted EBITDA is a non-GAAP measure. See appendix for reconciliation.

AmeriGas Partners | Fiscal 2017 First Quarter Results
4

5 AmeriGas Partners | Fiscal 2017 First Quarter Results Comparison of FY15-Q1 vs. FY17-Q1 -2.9% -13.9% -20.0% -15.0% -10.0% -5.0% 0.0% FY17-Q1 FY15-Q1 Adjusted EBITDA is a non-GAAP measure. See appendix for reconciliation. Comparable Results… …despite 11% warmer weather $188.5 $185.1 FY15-Q1 FY17-Q1 Adjusted EBITDA ($ millions) FY17: • 35 million gallons (10%) lower volume • Include $8.8 million charge to correct an error • Reflects $20 million lower operating expenses

6 AmeriGas Partners | Fiscal 2017 First Quarter Results Cylinder Exchange • Delivered volume 13% higher than last year • Same store sales growth up 4% National Accounts • Volume increased 17% due to colder weather in December and new accounts Refinancing of 2022 Notes • Completed a tender offer for $500MM of 7% notes due 2022 and issued $700MM of 5.5% notes due 2025 Quarter Accomplishments

7 APPENDIX

8 AmeriGas Partners | Fiscal 2017 First Quarter Results • The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income. • EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies. • EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions, and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's Adjusted EBITDA as the profitability measure for its domestic propane segment. AmeriGas Supplemental Footnotes

9 AmeriGas Partners | Fiscal 2017 First Quarter Results AmeriGas Adjusted EBITDA (Millions of dollars) EBITDA and Adjusted EBITDA: FY17 FY16 FY15 Net income attributable to AmeriGas Partners 92.0$ 81.0$ (39.6)$ Income tax expense (a) 0.8 0.9 0.9 Interest expense 40.0 41.0 41.0 Depreciation 34.0 38.6 38.7 Amortization 10.6 10.6 10.7 EBI DA 177.4 172.1 51.7 (Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions (25.7) 5.6 138.2 Add loss on extinguishment of debt 33.2 - - Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period transactions (a) 0.2 - (1.4) Adjusted EBITDA 185.1$ 177.7$ 188.5$ (a) Includes the impact of rounding. Three Months Ended December 31,

10 Investor Relations: Will Ruthrauff 610-456-6571 ruthrauffw@ugicorp.com